Exhibit 99.3

Preliminary Copy – Subject to Completion, dated August 25, 2006
[Form of Peoples Energy Corporation Employee Stock Ownership Plan and Trust Proxy Card]

PEOPLES ENERGY CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /

1. Proposal to approve the Agreement and Plan of	For	Against	Abstain
Merger dated as of July 8, 2006 among WPS				Use this number to vote by phone or internet
Resources Corporation, Wedge Acquisition Corp.	( )	( )	( )
and Peoples Energy Corporation.
				2. A proposal to adjourn the special meeting if necessary	For	Against	Abstain
				to permit further solicitation of proxies in the event there	( )	( )	( )
are not sufficient votes at the time of the special meeting
to approve the Agreement and Plan of merger referred to
in Proposal 1.
The Board of Directors recommends a vote FOR Item 1.
The Board of Directors recommends a vote FOR Item 2.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE.
IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND
2.

Dated:	, 2006

Signature(s)

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

PEOPLES ENERGY CORPORATION
PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of Peoples Energy Corporation that you are entitled to vote.

After considering the issues described in the proxy statement, please cast your vote in one of the following manners:

Through the internet access the web site http://www.eproxyvote.com/PGL and follow the instructions.

Use a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

Complete, date, sign, detach and mail the above proxy card and promptly return it in the postage-paid envelope included with the joint proxy statement.

You can vote by phone or via the internet any time prior to 11:59 p.m. Central Time, [-], 2006. You will need the number printed in the box at the top of this proxy card to vote by phone or via the internet. If you do so, you do not need to mail in your proxy card.

Peoples Energy Corporation
A
D	Special Meeting of Shareholders	T
M	[-], 2006	I
I	[LOCATION]	C
S	Chicago, Illinois	K
S		E
I		T
O
N
ENTER AT THE [ ]

TO: THE NORTHERN TRUST COMPANY, TRUSTEE OF THE
PEOPLES ENERGY CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

With respect to whole shares of Peoples Energy Corporation common stock held by the Trustee and attributable to my account to which I am entitled under the terms of the plan to give this direction, you are directed to sign and forward a proxy in the form being solicited on behalf of the Board of Directors to vote at the Special Meeting of Shareholders on [-], 2006, and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the company’s notice of special meeting of shareholders and joint proxy statement dated [-], 2006, subject to any directions indicated on the reverse side.

This card is being solicited on behalf of the company’s Board of Directors. If this card is returned signed but with no direction given, the shares will be voted FOR Items 1 and 2.

***NOTICE TO PARTICIPANTS IN THE PEOPLES ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN***

Pursuant to Section 7.08 of the plan you have the right to direct the Trustee how to vote whole shares of Peoples Energy Corporation common stock held by the Trustee and attributable to your account as of [-], 2006, at the Special Meeting of Shareholders to be held on [-], 2006, and at any adjournment thereof. You are encouraged to specify your choices by marking appropriately on the reverse side, but you need not mark a choice if you wish your shares to be voted “for” Items 1and 2. In either case, please be sure to sign on the reverse side. If this card is not returned, the Trustee will vote your shares in the same proportion that shares were voted by participants who returned their cards. For your information, a copy of the Notice of Special Meeting and combined prospectus and joint proxy statement is enclosed.

IMPORTANT — TO BE SIGNED AND DATED ON THE REVERSE SIDE.

LASALLE BANK